Exhibit 10.25

NEWPAGE GROUP INC.

2008 INCENTIVE PLAN

Adopted December 18, 2007

NewPage Group Inc. (“Company”), a Delaware corporation, hereby establishes and adopts this NewPage Group Inc. 2008 Incentive Plan (“Plan”).

SECTION 1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals of outstanding ability to serve as employees, directors, consultants, and advisors and to motivate them to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.

SECTION 2. DEFINITIONS

2.1 “Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, that Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) of a Person means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of that Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock-Based Award, Performance Award, or other right, interest, or option relating to Shares or other property (including cash) granted pursuant to the Plan.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.4 “Board” means the board of directors of the Company.

2.5 “Change in Control” is defined in Section 10.2.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

2.7 “Committee” means the Compensation Committee of the Board or a subcommittee containing one or more members of the Board, formed by the Compensation Committee to act as the Committee under the Plan.

2.8 “Director” means a non-employee member of the Board.

2.9 “Dividend Equivalents” is defined in Section 11.5.

2.10 “Effective Date” means December 18, 2007.

2.11 “Employee” means an employee of the Company or an Affiliate and any prospective employee who becomes an employee of the Company or an Affiliate. Solely for purposes of the Plan, an Employee may also include a consultant or advisor who is a natural person and who provides services to the Company or an Affiliate, so long as that person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor legislation.

2.13 “Executive Officer” means an executive officer of the Company within the meaning of Rule 3b-7 promulgated under the Exchange Act, or any successor rule or regulation.

2.14 “Fair Market Value” as of any date means (1) with respect to Shares, the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on that date, on the last preceding date on which prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on any other principal securities exchange on which the Shares are traded or, if the Company is not listed on any principal securities exchange, as determined by the Committee in good faith in its sole discretion using appropriate criteria, and (2) with respect to any property other than Shares, the market value of that property determined by methods or procedures that the Committee may establish from time to time.

2.15 “Freestanding Stock Appreciation Right” is defined in Section 6.1.

2.16 “ISO” is defined in Section 5.7.

2.17 “Option” means a right to purchase Shares granted to a Participant pursuant to Section 5.

2.18 “Other Stock-Based Award” is defined in Section 8.1.

2.19 “Participant” means an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.20 “Payee” is defined in Section 12.1.

2.21 “Performance Award” means an Award of Performance Cash, Performance Shares, or Performance Units granted pursuant to Section 9.

2.22 “Performance Cash” means a cash incentive granted pursuant to Section 9 that will be paid to the Participant upon the achievement of performance goals established by the Committee.

2.23 “Performance Period” means that period established by the Committee during which the performance goals specified by the Committee with respect to an Award will be measured.

2.24 “Performance Share” means a grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement during the Performance Period of performance goals established by the Committee.

2.25 “Performance Unit” means any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares or cash, which value will be paid to the Participant upon achievement during the Performance Period of performance goals established by the Committee.

2.26 “Permitted Assignee” is defined in Section 11.3.

2.27 “Person” means a “person” as that term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

2.28 “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign that Share and with other restrictions that the Committee, in its sole discretion, may impose (including any restriction on the right to vote the Share and the right to receive dividends), which restrictions may lapse separately or in combination at the times, in installments or otherwise, established by the Committee.

2.29 “Restricted Stock Award” is defined in Section 7.1.

2.30 “Shares” means the shares of common stock of the Company, par value $0.01 per share.

2.31 “Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6.

2.32 “Subsidiary” means any entity in which the Company possesses, directly or indirectly, 50% or more of the total combined voting power.

2.33 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.34 “Tandem Stock Appreciation Right” is defined in Section 6.1.

SECTION 3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 11.2, a total of 9,891,049 Shares are authorized for issuance under the Plan.

(b) If any Shares subject to an Award are forfeited, expire, or otherwise terminate without issuance of Shares, or if any Award is settled for cash or otherwise does not result in the issuance of all of the Shares subject to that Award (including on payment in Shares on exercise of a Stock Appreciation Right), those Shares will again be available for issuance under the Plan to the extent of the forfeiture, expiration, termination, cash settlement, or non-issuance.

(c) If an Option or other Award is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or if withholding tax liabilities arising from an Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld will be available for issuance under the Plan.

(d) Substitute Awards will not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

3.2 Character of Shares. Any Shares issued under the Plan may consist in whole or in part of authorized and unissued shares, treasury shares, shares purchased in the open market, or otherwise.

SECTION 4. ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee or Director is eligible to be selected as a Participant.

4.2 Administration.

(a) The Plan will be administered by the Committee, but the Board may take any action under the Plan that is delegated to the Committee. Subject to the other provisions of the Plan and any restrictions imposed by the Board from time to time, the Committee will have full power and authority to:

(1)	Select the Employees and Directors to whom Awards may from time to time be granted;

(2)	Determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant;

(3)	Determine the number of Shares to be covered by each Award granted;

(4)	Determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under the Plan and waive any of those terms and conditions;

(5)	Determine whether, to what extent, and under what circumstances Awards may be settled in cash, Shares, or other property;

(6)	Determine whether, to what extent, and under what circumstances any Award may be canceled or suspended;

(7)	Interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

(8)	Correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee deems desirable;

(9)	Establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan;

(10)	Determine whether any Award will have Dividend Equivalents; and

(11)	Make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee will be final, conclusive, and binding on all Persons, including the Company, any Participant, and any Affiliate, but any action or determination by the Committee specifically affecting or relating to an Award to a Director requires the prior approval of the Board.

(c) To the extent not inconsistent with applicable law, including the rules and regulations of any principal securities market or exchange on which the Shares are traded, the Committee may delegate to (1) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel, or suspend Awards, and (2) one or more Executive Officers or a committee of Executive Officers any of the authority of the Committee under the Plan, including the right to grant, cancel, or suspend Awards, but only to Employees who are not Executive Officers of the Company

SECTION 5. OPTIONS

5.1 Grant of Options. Options may be granted under this Section 5 to Participants either alone or in addition to other Awards granted under the Plan. Each Option is also subject to any additional terms and conditions that the Committee deems desirable and that are not inconsistent with the provisions of the Plan.

5.2 Award Agreements. All Options will be evidenced by a written Award Agreement in the form and containing the terms and conditions determined by the Committee that are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option imposes no obligation on the recipient to exercise the Option. Any individual who is granted an Option may hold more than one Option at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share for any Option may not be less than 100% of the Fair Market Value of one Share on the date the Option is granted.

5.4 Option Term. The term of each Option will be fixed by the Committee in its sole discretion, but no Option may be exercisable after the expiration of 10 years after the date the Option is granted.

5.5 Exercise of Options.

(a) Subject to Section 5.4, a Participant or a Permitted Assignee of a Participant (or the Participant’s executor, administrator, guardian, or legal representative, as may be provided in an Award Agreement) may exercise Options at the time and upon terms and conditions determined by the Committee as to all or part of the Shares covered by the Options, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise must be in the form and made in compliance with any other requirements that the Committee may prescribe from time to time not inconsistent with the provisions of the Plan.

(b) Unless otherwise provided in an Award Agreement, full payment of the purchase price must be made at the time of exercise (1) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (2) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (3) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (4) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (5) through any other method specified in an Award Agreement, or (6) with the consent of the Committee, any combination of the foregoing. The notice of exercise must be accompanied by the required payment and must be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct. In no event may any Option be exercised for a fraction of a Share. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date of issuance. No Participant will have any rights as a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for the Shares, and, if applicable, satisfied any other conditions imposed by the Committee in accordance with the Plan.

5.6 Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option exercise will be in the form of Restricted Stock or other similar securities.

5.7 Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code (an “ISO”), to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. No ISO may be granted to any Participant who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (1) the Option Price for the ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted, and (2) the date on which the ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of the ISO or (ii) within one year after the transfer of the Shares to the Participant, must notify the Company of the disposition and of the amount realized upon the disposition. All Options are intended to be nonqualified stock options unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. Any Option (or portion of an Option) intended to be an ISO that does not qualify as an ISO will, to the extent so disqualified, be regarded as a nonqualified stock option granted under the Plan so long as the Option (or portion) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event will the Company or any of its Affiliates (or their respective employees, officers, or directors) or any member of the Committee have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

SECTION 6. STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise. The Committee may grant Stock Appreciation Rights (1) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of the Option (“Tandem Stock Appreciation Right”), (2) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of the Award, or (3) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon terms and conditions that the Committee may establish in its sole discretion.

6.2 Terms and Conditions. Stock Appreciation Rights will be subject to terms and conditions determined from time to time by the Committee that are not inconsistent with the provisions of the Plan, including the following:

(a) Upon the exercise of each Stock Appreciation Right, the holder will have the right to receive the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the grant price of the Stock Appreciation Right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option. The grant price of each Stock Appreciation Right will be as specified by the Committee in its sole discretion, but which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, will not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right or the related Option, as the case may be.

(b) Upon the exercise of a Stock Appreciation Right, the Committee will determine in its sole discretion whether payment will be made in cash, in whole Shares, in other property, or in any combination of the foregoing.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted, or at any later time before exercise or expiration of the Option if there would be no adverse consequences under Section 409A of the Code.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of the Option will not reduce the number of Shares to which the Tandem Stock Appreciation

Right applies until the number of Shares then exercisable under the Option equals the number of Shares to which the Tandem Stock Appreciation Right applies.

(e) Any Option related to a Tandem Stock Appreciation Right will no longer be exercisable to the extent the related Tandem Stock Appreciation Right has been exercised.

(f) The terms of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose other conditions or restrictions on the terms of exercise or transferability and the grant price of any Stock Appreciation Right that the Committee deems appropriate, but subject to Section 11.2 a Freestanding Stock Appreciation Right will generally have the same terms and conditions as Options, including a grant price not less than Fair Market Value on the date of grant and a term not greater than 10 years.

(h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee may determine in its sole discretion.

SECTION 7. RESTRICTED STOCK AWARDS

7.1 Grants. Awards of Restricted Stock may be issued under this Section 7 to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and Restricted Stock Awards will also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award will be subject to restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2 Award Agreements. The terms of any Restricted Stock Award granted under the Plan will be set forth in a written Award Agreement, which will contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant

7.3 Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant will become a stockholder of the Company with respect to all Shares subject to the Restricted Stock Award and will have all of the rights of a stockholder, including the right to vote those Shares and the right to receive distributions made with respect to those Shares. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed will be subject to the same restrictions as the Restricted Stock.

SECTION 8. OTHER STOCK-BASED AWARDS

8.1 Grants. The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on, the Fair Market Value of Shares (“Other Stock-Based Awards”) to Participants either alone or in addition to other Awards granted under the Plan. Other Stock-Based Awards will also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2 Award Agreements. The terms of Other Stock-Based Awards will be set forth in a written Award Agreement, which will contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Other Stock-Based Awards need not be the same with respect to each Participant.

8.3 Payment. Except as may be provided in an Award Agreement, Other Stock-Based Awards may be paid in cash, Shares, other property, or any combination of the foregoing, in the sole discretion of the Committee. Other Stock-Based Awards may be paid in a lump sum or in installments in accordance with procedures established by the Committee on a deferred basis subject to the requirements of Section 409A of the Code.

SECTION 9. PERFORMANCE AWARDS

9.1 Grants. Performance Awards in the form of Performance Cash, Performance Shares, or Performance Units, as determined by the Committee in its sole discretion, may be granted under this Section 9 to Participants either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period will be conclusively determined by the Committee.

9.2 Award Agreements. The terms of any Performance Award will be set forth in a written Award Agreement, which will contain provisions determined by the Committee and not inconsistent with the Plan, including whether the Performance Awards will have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3 Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Award, but a Performance Period may not be longer than five years. The amount of the Performance Award to be distributed will be conclusively determined by the Committee.

9.4 Payment. Except as provided in Section 10 or in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination of the foregoing, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

SECTION 10. CHANGE IN CONTROL PROVISIONS

10.1 Effect of Change in Control. If a Change in Control occurs after the Effective Date, the Committee may, in its sole discretion, provide for (1) the termination of an Award upon the consummation of the Change of Control, but only if the Award has vested and been paid out or the Participant has been permitted to exercise the Award in full for a period of not less than 20 days prior to the Change of Control, (2) acceleration of all or any portion of an Award, (3) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with the Change of Control) in exchange for cancellation of the Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to the Options or Stock Appreciation Rights over the aggregate exercise price or grant price of the Options or Stock Appreciation Rights, or (4) the issuance of substitute Awards that will substantially preserve the intrinsic value of the Award, but the Committee may otherwise adjust the other terms of the substitute Awards.

10.2 Change in Control Defined. Unless otherwise provided in an Award Agreement, “Change in Control” means the occurrence of any one of the following events: (1) any Person who is not an Affiliate of the Company on the Effective Date becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding voting securities of the Company; (2) the sale, transfer, or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger, or otherwise to a person other than an Affiliate of Cerberus Capital Management, L.P.; or (3) the dissolution or liquidation of the Company.

SECTION 11. GENERALLY APPLICABLE PROVISIONS

11.1 Amendment and Termination of the Plan. The Board may from time to time alter, amend, suspend, or terminate the Plan as it deems advisable, subject to the requirements of this Section 11.1 or any requirement for stockholder approval imposed by applicable law or the rules and regulations of the principal securities market on which the Shares are traded. No amendment to, or termination of, the Plan will in any way impair the rights of a Participant under any Award previously granted without that Participant’s written consent.

11.2 Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares or their value, the Committee may make adjustments and other substitutions to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, taking into consideration the accounting and tax consequences, but the number of Shares subject to any Award must always be a whole number. These adjustments may include adjustments to the aggregate number, class, and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued as ISOs and, in the aggregate or to any one Participant, the number, class, kind, and option or exercise price of securities subject to outstanding Awards granted under the Plan (including the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company).

11.3 Transferability of Awards. Except as provided below, no Award and no Shares subject to an Other Stock-Based Award that have not been issued or as to which any applicable restriction, performance, or deferral period has not lapsed, may be sold, assigned, transferred, pledged, or otherwise encumbered, other than by will or the laws of descent and distribution, and an Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. The Committee may in its sole discretion allow a Participant to assign or transfer an Award under terms and conditions established by the Committee to one or more of the following Persons (each a “Permitted Assignee”): (1) the Participant’s spouse, children, or grandchildren (including any adopted and step-children or grandchildren), parents, grandparents, or siblings, (2) a trust for the benefit of one or more of the Participant or the Persons referred to in clause (1) above, or (3) to a partnership, limited liability company, or corporation in which the Participant or the Persons referred to in clause (1) above are the only partners, members, or shareholders. Each Permitted Assignee will be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and will, as a condition to the assignment, execute an agreement satisfactory to the Company evidencing those obligations. The Participant will remain bound by the terms and conditions of the Plan following any assignment or transfer. The Company will cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 11.3.

11.4 Termination of Employment. The Committee will determine and set forth in each Award Agreement whether any Awards granted in the Award Agreement will continue to be exercisable, and the terms of the exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.5 Deferral and Dividend Equivalents. The Committee may establish procedures allowing the payment of any Award to be deferred, subject to applicable laws including Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including a deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that these amounts and Dividend Equivalents (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

SECTION 12. MISCELLANEOUS

12.1 Tax Withholding. The Company may make all payments or distributions pursuant to the Plan to a Participant or a Permitted Assignee (a “Payee”) net of any applicable federal, state, and local taxes required to be paid or withheld as a result of (1) the grant of any Award, (2) the exercise of an Option or Stock Appreciation Right, (3) the delivery of Shares or cash, (4) the lapse of any restrictions in connection with an Award, or (5) any other event occurring pursuant to the Plan. The Company or any Subsidiary may withhold from wages or other amounts otherwise payable to the Payee any withholding taxes that are required by law to be withheld or to otherwise require the Payee to pay those withholding taxes. If the Payee fails to make tax payments as required, the Company or its Subsidiaries may, to the extent permitted by law, deduct those taxes from any payment otherwise due to the Payee or to take any other action as may be necessary to satisfy the withholding obligations. The Committee may establish procedures for election by Participants to satisfy the obligation for the payment of withholding taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or any other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

12.2 Reservation of Rights. Neither the Plan nor the grant of any Award will confer upon any Employee or Director a right to continue in the employment or service of the Company or any Affiliate or affect the right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any Employee or Director at any time for any reason. Except as specifically authorized in writing by the Committee, the Company will not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant will have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, or Participants under the Plan.

12.3 Prospective Recipient. The prospective recipient of any Award under the Plan will not be deemed to have become a Participant with respect to that Award, or to have any rights with respect to that Award, unless and until the recipient executes and delivers to the Company an agreement or other instrument evidencing acceptance of the Award and otherwise complies with the applicable terms and conditions of the Plan and the Award Agreement.

12.4 Substitute Awards. Notwithstanding any other provision of the Plan, the terms of a Substitute Award may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform the Substitute Award to the provisions of the award it replaces.

12.5 Cancellation of Award. Notwithstanding any other provision of the Plan, an Award Agreement may provide that the Committee may cancel an Award if the Participant, without the consent of the Company and while employed by the Company or an Affiliate or within a specified time period after termination of employment or service with the Company or an Affiliate, establishes a relationship with a competitor of the Company or an Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or an Affiliate, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay that gain to the Company.

12.6 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award will be subject to stop-transfer orders and other restrictions that the Committee deems advisable under applicable federal or state securities laws, the rules of any principal stock exchange upon which the Shares are then listed, and the rules, regulations, and other requirements of the Securities and Exchange Commission, and the Committee may cause a legend to be placed on any Share certificate making appropriate reference to those restrictions.

12.7 Nature of Payments. All Awards are in consideration of services performed or to be performed for the Company or an Affiliate. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and will not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the other employee benefit plans of the Company or any Affiliate, except as may be determined by the Committee or by the Board or by the board of directors of the applicable Affiliate.

12.8 Other Plans. Nothing in the Plan will prevent the Board from adopting other or additional compensation plans or arrangements.

12.9 Severability. If any provision of the Plan is determined by a court of competent jurisdiction to be unlawful or otherwise invalid or unenforceable in whole or in part, that provision will (1) be deemed limited to the extent that the court deems it lawful, valid, and enforceable and as so limited will remain in full force and effect, and (2) not affect any other provision of the Plan, which will remain in full force and effect. If any payment or other benefit required under the Plan is determined by a court of competent jurisdiction to be unlawful or otherwise invalid or unenforceable, that determination will not prevent making the payment or providing the benefit at a level that would be lawful, valid, and enforceable, or making or providing any other payment or benefit under the Plan.

12.10 Construction. As used in the Plan, “include” and “including” are not terms of limitation and will be deemed to be followed by the words “without limitation.”

12.11 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained in the Plan will give that Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards, so long as the existence of those trusts or other arrangements is not inconsistent with the unfunded status of the Plan.

12.12 Governing Law. The Plan and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the Code or the laws of the United States, will be governed and construed by the internal laws of the State of Ohio without reference to principles of conflict of laws.

12.13 Effective Date and Termination of the Plan. The Plan will be effective on the Effective Date, which is the date the Plan was adopted by the Board. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan. Outstanding Awards will remain in effect until they have been exercised or terminated or have expired.

12.14 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on different terms and conditions from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

12.15 Compliance with Section 409A of the Code. The Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with that intent. To the extent that an Award or the payment, settlement, or deferral of an Award is subject to Section 409A of the Code, the Award will be granted, paid, settled, or deferred in a manner that complies with Section 409A of the Code, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an Award or the payment, settlement, or deferral of an Award to violate Section 409A of the Code will be amended to comply with Section 409A of the Code on a timely basis, and may be made retroactive, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.16 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit, or affect the substance or interpretation of the provisions beneath the captions.

12.17 Successors and Assigns. The Plan is binding on the successors and assigns of the Company and each Participant, including the estate of the Participant and the executor, administrator, or trustee of the Participant’s estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.